UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 12, 2008

SOUTHERN MISSOURI BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Missouri	000-23406	43-1665523
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

531 Vine Street, Poplar Bluff, Missouri		63901
(Address of principal executive offices)		(Zip Code)

        Registrant's telephone number, including area code:    (573) 778-1800

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

ITEM 8.01  Other Events

Southern Missouri Bancorp, Inc. (the “Company”), currently holds 12,000 shares of non-cumulative preferred stock issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”).  The stock was purchased in December, 2007, at an average cost of $25.39, has a par value of $25.00, and was issued with a coupon fixed at 8.375% through the first call date of December 31, 2012 (NYSE: FRE.prZ).  After trading in a range from $2.02 to $2.32 during the day on September 11, 2008, the preferred stock closed at $2.09.  The decline in market value is due to the placement of Freddie Mac into conservatorship by the United States Treasury, and the coinciding announcement that the dividend on the preferred stock shares owned by the Company has been indefinitely suspended.

The Company has determined that, as a result of these events, its investment in the Freddie Mac preferred stock is other-than-temporarily impaired.  The company will record a charge for the impairment during the quarter ended September 30, 2008, its first quarter of fiscal year 2009.  The estimated pre-tax impairment charge is approximately $300,000.  Despite the impairment, the Company and its banking subsidiary will maintain regulatory capital ratios that are above requirements to maintain “well-capitalized” status.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: September 15, 2008	By: /s/ Greg A. Steffens Greg A. Steffens President